UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

November 2024 Distribution

On November 22, 2024, Bain Capital Private Credit (the “Fund”) declared a regular distribution for Class I common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.1875	$0.00	$0.1875

The regular distribution for Class I Shares is payable to shareholders of record as of November 29, 2024 and will be paid on or about December 31, 2024.

The distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01 Other Events.

Net Asset Value

The net asset value (“NAV”) per share for Class I Shares of the Fund as of October 31, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of October 31, 2024
Class I Shares	$25.60

As of October 31, 2024, the Fund’s aggregate NAV was $316.8 million, the fair value of its investment portfolio was $653.8 million and it had principal debt outstanding of $355.0 million, resulting in a debt-to-equity ratio of approximately 1.12x. The net debt-to-equity ratio, which represents principal debt outstanding, less cash and unsettled trades was approximately 1.08x as of October 31, 2024.

Portfolio Update

As of October 31, 2024, the Fund’s investment portfolio at fair value was approximately $653.8 million across 81 portfolio companies operating across 25 different industries. As of October 31, 2024, based on fair value, the Fund’s investment portfolio was comprised of 93% in first lien senior secured debt, 6% in equity and 1% in subordinated debt. 96% of the Fund’s debt investment portfolio was floating rate as of October 31, 2024.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the November 1, 2024 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Shares	13,457,236	$339.8	million
Total Offering*	13,457,236	$339.8	million

*Amounts may not sum due to rounding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date:	November 22, 2024	By:	/s/ Jessica Yeager
Name: Jessica Yeager Title: Secretary